                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                         OF THE SECURITIES ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                             W. P. CAREY & CO. LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             W. P. CAREY & CO. LLC
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:
----------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

[WPCAREY LOGO]
                                                                  April 30, 2004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, JUNE 10, 2004

Dear W. P. Carey & Co. LLC Shareholder:

     The 2004 Annual Meeting of Shareholders of W. P. Carey & Co. LLC will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on Thursday, June 10, 2004 at 10:30 a.m. for the following purposes:

     - To elect three Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

     - To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on April 12, 2004 are entitled to vote at the meeting. W. P. Carey & Co. LLC mailed this Proxy Statement, proxy and its Annual Report to shareholders on or about April 30, 2004.

                                          By Order of the Board of Directors

                                          /s/ Susan C. Hyde
                                          SUSAN C. HYDE
                                          Executive Director and Secretary

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU CAN VOTE YOUR SHARES BY USING THE TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS FOR USING THESE SERVICES ARE SET FORTH ON THE ENCLOSED PROXY. YOU MAY ALSO VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY, SIGNING AND DATING IT AND MAILING IT IN THE BUSINESS REPLY ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             W. P. CAREY & CO. LLC
                            ------------------------

                                PROXY STATEMENT

                                 APRIL 30, 2004

                            ------------------------

                              QUESTIONS & ANSWERS

WHO IS SOLICITING MY PROXY?

We, the directors of W. P. Carey & Co. LLC, are sending you this Proxy Statement and enclosed proxy.

WHO IS ENTITLED TO VOTE?

W. P. Carey & Co. LLC's shareholders as of the close of business April 12, 2004 (the "Record Date") are entitled to vote at the Annual Meeting.

HOW DO I VOTE?

You may vote your shares either by attending the Annual Meeting, by telephone, through the Internet, or by completing the enclosed proxy card. To vote by telephone, call the specially designated telephone number set forth on the enclosed proxy card. To vote through the Internet, use the Internet voting site listed on the enclosed proxy card. To vote by proxy, sign and date the enclosed proxy card and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

MAY I REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the meeting by notifying W. P. Carey & Co. LLC's Secretary or submitting a new proxy, or by voting in person at the meeting. The mailing address is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

HOW MANY SHARES MAY VOTE?

At the close of business on the Record Date, April 12, 2004, W. P. Carey & Co. LLC had 37,369,069 listed shares outstanding and entitled to vote. Every shareholder is entitled one vote for each share held.

WHAT IS A "QUORUM?"

A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the Board of Directors.

HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

We do not know of other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment.

WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

W. P. Carey & Co. LLC will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our wholly-owned subsidiary, Carey Asset Management Corp. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $10,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?

We must receive any proposal that a shareholder intends to present at W. P. Carey & Co. LLC's 2005 Annual Meeting of shareholders no later than December 15, 2004 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

References in this Proxy Statement to W. P. Carey & Co. LLC refer to W. P. Carey & Co. LLC and its subsidiaries.

     W. P. CAREY & CO. LLC WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF
W. P. CAREY & CO. LLC'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES ATTACHED THERETO, UPON WRITTEN REQUEST TO MS. SUSAN C. HYDE, DIRECTOR OF INVESTOR RELATIONS, AT W. P. CAREY & CO. LLC, 50 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020.

                             ELECTION OF DIRECTORS

     W. P. Carey & Co. LLC has a classified Board of Directors currently consisting of three Class I directors, four Class II directors and four Class III directors, who will serve until the Annual Meetings of Shareholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

                             NOMINATING PROCEDURES

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with the information required by our Bylaws, which is set forth in more detail in "Shareholder Proposals and Other Communications," below.

     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the committee. The committee then evaluates the prospective nominee's qualifications. As set forth in our Corporate Governance Guidelines, there are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a group of candidates who possess the background, skills, expertise, characteristics and time to make a significant contribution to the Board, to W. P. Carey & Co. LLC and its shareholders. At least annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the Directors, as well as the overall composition of the Board.

     The committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     Nominees for election as Class I directors are Gordon F. DuGan, Ralph F. Verni and Reginald Winssinger. If elected, the nominees will serve as directors until the Annual Meeting of W. P. Carey & Co. LLC in 2007, and until their successors are elected and qualified. Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

     Detailed information on each member of the Board of Directors, including each Class I nominee to be elected at the meeting, is provided below.

CLASS I NOMINEES TO SERVE UNTIL THE YEAR 2007

GORDON F. DUGAN
AGE: 37
Director Since: 1997

     Mr. DuGan, President and Co-CEO of W. P. Carey & Co. LLC, joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, and was elevated to President in 1999 and elevated to Co-CEO in 2002. Mr. DuGan serves as Vice Chairman and Co-CEO of CIP(R), CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global and as Trustee of the W. P. Carey Foundation. He also serves on the Board of the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

RALPH F. VERNI*
AGE: 61
Director Since: 2003

     Mr. Verni was elected to the Board of Directors of W. P. Carey & Co. LLC in December 2003. He served as an non-voting advisory member of W. P. Carey's Investment Committee during 2003. Mr. Verni is currently serving on the Advisory Board of Commonwealth Capital Ventures, L.P. I, II and III, venture capital funds. In addition he serves on the Board of Directors and Compensation Committee for the Macgregor Group, a Boston-based computer software firm serving the investment management industry. He is also a member of Zurich Financial's four-person Investment Advisory Board and the Board and Audit Committee of First Pioneer Farm Credit, ACA, an agricultural lending institution chartered under the Federal Farm Credit System. Mr. Verni also served as a Director of CIP(R), CPA(R):12 and CPA(R):15 from 2001 until 2003. Until 2000, he served as President, CEO and Director of Redwood Investment Systems, a start-up software firm developing web-based and wireless solutions for investment professionals. Prior to his service at Redwood Investment Systems, Mr. Verni was President and CEO of State Street Research & Management, Metropolitan Life's investment management subsidiary located in Boston. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at The New England, he founded and served as President and Chief Executive Officer of New England Investment Companies (CDC-NVEST today), a holding company of over ten money management firms. At State Street Research and The New England, Mr. Verni served as Chairperson of their various mutual funds. Prior to joining The New England, he spent sixteen years in a variety of information systems and investment management positions at The Equitable Life Assurance Society of the United States (part of AXA Group today). Mr. Verni received a B.A. from Colgate University, and M.B.A. from Columbia University, and Advanced Professional Certificate in Finance from the NYU Graduate School of Business, a Certificate from the AIMR/Harvard Investment Management Workshop, and is a Chartered Financial Analyst. He is an Emeritus Trustee of Colgate University's Board of Directors and former Chairman of its Investment Committee, where he currently serves as an Advisory Member. He is an Emeritus Member of the Advisory Committee for the MIT Center for Real Estate, having served as its first Chairperson. Currently he is a member of the Boston Economic Club, the Commercial Club of Boston, the New York Society of Security Analysts and the Association for Investment Management and Research.

REGINALD WINSSINGER*
AGE: 61
Director Since: 1998

     Mr. Winssinger was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998. Mr. Winssinger is founder and Chairman of National Portfolio, Inc.
(NPI), an Arizona-based firm involved in acquisition, financing, management and construction of commercial, multi-family, industrial and land development real estate projects. He represents the third generation of a respected real estate family in Belgium, which is well known in Europe for its real estate appraisal, construction and management capabilities. He spent ten years at the Winssinger family real estate company in Belgium before coming to the United States in 1979 to expand their investment activity. Over a 20-year period he created and managed a $500 million portfolio of U.S. real estate investment for U.S. and European investors. He later formed Horizon Real Estate Group, Inc., doing business as NAI Horizon in Phoenix, Arizona, a full service real estate firm providing brokerage, property management, construction management and real estate consulting services. That group has now expanded its activity to the Las Vegas market. Mr. Winssinger currently manages multiple companies with real estate investments primarily in Arizona, California and Texas. He also serves as a director of Pierce-Eislen, Inc., and is the Honorary Consul of Belgium to Arizona. He attended the Sorbonne and is an alumnus of the University of California at Berkeley.

CLASS II DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2005

FRANCIS J. CAREY
AGE: 78
Director Since: 1996

     Mr. Carey was elected in 2000 as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of W. P. Carey & Co. LLC. Mr. Carey served as Chairman, Chief Executive Officer and a Director of Carey Diversified LLC from 1997 to 2000. From 1987 to 1997, Mr. Carey held various positions with affiliates of W. P. Carey & Co., Inc., including President of W. P. Carey & Co., Inc., and President and Director of CPA(R):10, CIP(R) and CPA(R):12. Mr. Carey also served as Director of W. P. Carey & Co., Inc. from its founding in 1973 until 1997. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of Reed Smith LLP, counsel for W. P. Carey & Co. LLC. He is currently President and Director of Livho Corporation, a subsidiary of W. P. Carey & Co. LLC, served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. He served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association from 1990 to 2000, and as its Chairman from 1998 to 2000, and served on the Business Advisory Council of the Business Council for the United Nations from 1994 to 2002. He currently serves on the Board of Trustees of the Maryland Historical

Society. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey.

EBERHARD FABER, IV*
AGE: 67
Director Since: 1998

     Mr. Faber was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and is currently Chairman of the Board of King's College, Wilkes-Barre, PA. Mr. Faber held various posts with Eberhard Faber Inc., the worldwide manufacturer of writing products and art supplies, serving as Chairman and CEO from 1973 until 1987, when the company merged into Faber-Castell Corporation. He served as a Director of the Federal Reserve Bank of Philadelphia from 1980 to 1986, chairing its Budget and Operations Committee, and was Chairman of the Board of Citizen's Voice Newspaper from 1992 to 2002. Currently, he is a member of the Northeast Pennsylvania Advisory Board of PNC Bank, N.A., where he served as a Director from 1994 to 1998, Trustee of the Geisinger Wyoming Valley Hospital and the Eberhard L. Faber Foundation, and a Borough Councilman of Bear Creek Village. In addition to graduating from Princeton University magna cum laude, he was a member of Phi Beta Kappa while serving as Chairman of The Daily Princetonian, and was a Fulbright Scholar and teaching fellow at the University of Caen in France.

GEORGE E. STODDARD
AGE: 87
Director Since: 2000

     Mr. Stoddard was appointed to the Board of Directors of W. P. Carey & Co. LLC in 2000 and serves as Chairman of the Investment Committee. From 1979 to 2000, Mr. Stoddard was Chairman of the Investment Committee of W. P. Carey & Co., Inc. Mr. Stoddard was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard is also a director of CIP(R), CPA(R):12, CPA(R):14 and CPA(R):15.

KARSTEN VON KOLLER*
AGE: 64
Director Since: 2003

     Mr. von Koller was elected to the Board of Directors of W. P. Carey & Co. LLC in December 2003. Dr. von Koller is the former Chairman and Member of the Board of Managing Directors of Eurohypo AG. Prior to this, from 1984 through 2001, he was a member of the Board of Managing Directors of RHEINHYP Rheinische Hypothekenbank AG (Commerzbank group) where he was responsible for the bank's commercial real estate lending activities outside Germany. Dr. von Koller was an Executive Vice President of Berliner Handels-und Frankfurter Bank (BHF-BANK), Frankfurt, and was responsible for the bank's corporate customer business in northern and western Germany and in western industrial countries from 1981 through 1984. Before holding this position, from 1977 through 1980, he served as Senior Vice President and co-manager of the New York branch of BHF-BANK. From 1971 through 1976, he served in the syndicated loan and investment banking department of BHF-BANK, Frankfurt am Main. Dr. von Koller studied law at the Universities of Bonn and Munich and is a graduate of Harvard Business School.

CLASS III DIRECTORS CONTINUING TO SERVE UNTIL THE YEAR 2006

WM. POLK CAREY
AGE: 73
Director Since: 1996

     Mr. Carey, Chairman of the Board of Directors and Co-Chief Executive Officer of W. P. Carey & Co. LLC, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the executive committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University and is a Trustee of The John Hopkins University and of other educational and philanthropic institutions. He serves as Chairman of the Penn Institute for Economic Research (PIER). Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CIP(R), CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global. Mr. Carey is the brother of Francis J. Carey.

DR. LAWRENCE R. KLEIN*
AGE: 83
Director Since: 1998

     Dr. Klein was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology, and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including WealthEffect.com, the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined
W. P. Carey & Co., Inc. in 1984 as Chairman of the Economic Policy Committee and as a Director. He also serves as a Trustee of the W. P. Carey Foundation.

NATHANIEL S. COOLIDGE*
AGE: 65
Director Since: 2002

     Mr. Coolidge was elected to the Board of Directors of W. P. Carey & Co. LLC in 2002 and currently serves as Chairman of its Audit Committee. Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance Company, retired in 1996 after 23 years of service. From 1986 to 1996, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Vice President. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer.

CHARLES C. TOWNSEND, JR.*
AGE: 76
Director Since: 1998

     Mr. Townsend was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and currently serves as Chairman of its Compensation Committee and as a member of its Audit Committee. Mr. Townsend is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. He is also Chairman of the Board of HTI Voice Solutions Inc., and a director of Cass County Iron Co. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. He is also the current Treasurer of the Princeton Healthcare System Foundation, a non-profit organization. Mr. Townsend served as a director of CIP(R) and CPA(R):14 until 2000.

* Independent Director

                  EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC

     W. P. Carey & Co. LLC's executive officers are elected annually by the Board of Directors. Detailed information regarding the executive officer who is not a director is set forth below.

JOHN J. PARK
AGE: 39

     Mr. Park is a Managing Director and Chief Financial Officer of W. P. Carey & Co. LLC. Mr. Park became a First Vice President of W. P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W. P. Carey & Co., Inc. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park is also Managing Director and Chief Financial Officer of CIP(R), CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares as of the April 12, 2004 record date by each of W. P. Carey & Co. LLC's directors, Chief Executive Officer and the executive officers named in the summary compensation table below. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020. Wm. Polk Carey beneficially owns 35.73% of the shares, Francis J. Carey beneficially owns 1.37% and Gordon
F. DuGan beneficially owns 1.67% of the shares, respectively, of W. P. Carey & Co. LLC. No other director or officer beneficially owns more than 1% of the shares of W. P. Carey & Co. LLC. The directors and all executive officers as a group own approximately 40.17% of the shares.

                                                                AMOUNT OF SHARES
NAME                                                          BENEFICIALLY OWNED(1)   PERCENTAGE
----                                                          ---------------------   ----------
Francis J. Carey(2).........................................          513,071             1.37%
Wm. Polk Carey(3)...........................................       13,350,986            35.73%
Gordon F. DuGan(4)..........................................          625,279             1.67%
Eberhard Faber, IV(5)(6)....................................           23,441                *
Lawrence R. Klein...........................................            6,753                *
Nathaniel S. Coolidge(10)...................................            2,583                *
Charles C. Townsend, Jr.(6)(9)..............................           17,090                *
Reginald Winssinger(6)......................................           18,975                *
George E. Stoddard(7).......................................           95,313                *
Karsten von Koller..........................................            1,511                *
Ralph F. Verni..............................................            1,511                *
John J. Park(8).............................................          356,204                *
All Directors and Executive Officers as a Group (12
  individuals)..............................................       15,012,717            40.17%

---------------
  *  Less than 1%

 (1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares which they are identified as being the beneficial owners.

 (2) The amount shown includes 363,500 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days after May 31, 2004 under the 1997 Listed Share Incentive Plan.

 (3) Includes 5,733,476.32 shares held by W. P. Carey & Co., Inc. for which Mr. Carey is deemed to be the beneficial owner. This amount also includes 271,816 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days after May 31, 2004 under the 1997 Listed Share Incentive Plan. This amount also includes 3,010,730 shares which W. P. Carey & Co., Inc. has the right to acquire through the exercise of stock options. See "Certain Transactions."

 (4) Includes 50,000 shares which Mr. DuGan has the right to acquire through the exercise of stock options within 60 days after May 31, 2004 under the 1997 Listed Share Incentive Plan.

 (5) Includes 4,675 shares held by the Faber Family Trust, of which Mr. Faber is a trustee and a beneficiary. Does not include 1,590 shares held by the Faber Foundation.

 (6) The amount shown includes 4,000 shares which each of these directors has the right to acquire pursuant to stock options exercisable within 60 days of May 31, 2004 under the W. P. Carey & Co. LLC Non-Employee Director Plan.

 (7) The amounts shown include 25,000 shares which Mr. Stoddard has the right to acquire through the exercise of stock options within 60 days after May 31, 2004 under the 1997 Listed Share Incentive Plan.

 (8) The amounts shown include 24,666 shares which Mr. Park has the right to acquire through the exercise of stock options within 60 days after May 31, 2004 under the 1997 Listed Share Incentive Plan. This amount also includes 50,978 shares held indirectly by his wife and 500 shares held indirectly by his son.

 (9) The amount shown includes 2,100 shares held in trust for the benefit of Mr. Townsend's children and grandchildren, with respect to which Mr. Townsend disclaims beneficial ownership.

(10) The amount shown includes 1,333 shares which Mr. Coolidge has the right to acquire pursuant to stock options exercisable within 60 days of May 31, 2004 under the W. P. Carey & Co. LLC Non-Employee Director Plan.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors has currently established four committees: (i) the Executive Committee; (ii) the Compensation Committee; (iii) the Audit Committee; and (iv) the Nominating and Corporate Governance Committee.

     - EXECUTIVE COMMITTEE. The Executive Committee may authorize the execution of contracts and agreements, including those related to the borrowing of money by W. P. Carey & Co. LLC. The Executive Committee will exercise, during intervals between meetings of the Board of Directors and subject to certain limitations, all of the powers of the full Board of Directors and will monitor and advise the Board of Directors on strategic business planning for W. P. Carey & Co. LLC. There were fifteen Executive Committee meetings held during 2003.

     - COMPENSATION COMMITTEE. The Compensation Committee is responsible for assuring that the officers and key management personnel of W. P. Carey & Co. LLC are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Compensation Committee reviews annually the compensation and allowances for directors, reviews and approves distribution of incentive compensation or bonuses and the design of any new supplemental compensation program and reviews and approves the number of shares, price per share and period of duration for stock grants under any approved share incentive plan. There were twelve Compensation Committee meetings held during 2003.

     - AUDIT COMMITTEE. The Audit Committee has been established to engage independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants and consider the range of audit and non-audit fees. The Committee also reviews and discusses with management, the internal auditors and the independent public accountants, the company's internal controls and the results of the internal audit program. There were eight Audit Committee meetings held during 2003.

     - NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of W. P. Carey & Co. LLC's corporate governance policies. In addition, the Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee met four times during fiscal 2003.

     The Board has adopted written charters for each of the Compensation, Audit and Nominating and Corporate Governance Committees, each of which can be viewed on our website, www.wpcarey.com, under the heading "WPC Investor Relations." Written copies of each may also be obtained upon a request submitted to our Investor Relations department.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were four Board meetings held in 2003. No incumbent director attended fewer than 75% of the total number of Board meetings in 2003 held during the time each incumbent was a director. Under our Corporate Governance Guidelines, each director is required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Five of our directors attended our 2003 Annual Meeting.

     The independent directors, at the Board of Directors' meeting in June 2004, will select a Lead Director whose primary responsibility will be to preside over periodic executive sessions of the Board in which affiliated directors and other members of management will not participate. The Lead Director will serve in this position for a one-year term.

                       BOARD COMMITTEE MEMBERSHIP ROSTER

                                                                                     NOMINATING AND
NAME                                        EXECUTIVE    COMPENSATION    AUDIT    CORPORATE GOVERNANCE
----                                        ---------    ------------    -----    --------------------
Wm. Polk Carey............................      X
Francis J. Carey..........................      X*
Gordon F. DuGan...........................      X
George E. Stoddard........................                    X
Charles C. Townsend, Jr...................                    X*           X
Eberhard Faber, IV........................                    X            X               X*
Nathaniel S. Coolidge.....................                                 X*
Reginald Winssinger.......................                    X                            X
Lawrence R. Klein.........................                                                 X
Karsten von Koller........................
Ralph F. Verni............................                                 X**

---------------
* Chairman of Committee

** Financial Expert

     The Board of Directors has determined that all directors who serve on the Compensation, Audit and Nominating and Corporate Governance Committees are "independent" as defined in the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of such directors has a relationship to W. P. Carey & Co. LLC that may interfere with his independence from W. P. Carey & Co. LLC and its management.

COMPENSATION OF THE BOARD OF DIRECTORS

     W. P. Carey & Co. LLC pays its directors who are not its officers fees for their services as directors. Such directors receive annual compensation of $65,000. The annual compensation is paid with $7,500 in cash payable quarterly, $7,500 payable quarterly in the form of restricted shares or options to purchase shares and a $1,250 cash fee per meeting attended. Messrs. Townsend, Coolidge and Faber each receive an additional $10,000 for serving as the Chairman of the Compensation, Audit and Nominating and Corporate Governance Committees, respectively. Officers or employees of W. P. Carey & Co. LLC or its subsidiaries who are directors are not paid any director fees. Directors who are members of the Investment Committee of Carey Asset Management Inc., a subsidiary of the Company, receive a fee of $1,000 per Investment Committee Meeting. The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 shares.

EXECUTIVE COMPENSATION

     All management functions of W. P. Carey & Co. LLC are provided by its wholly-owed subsidiary, Carey Asset Management Corp. All policy-making functions are carried out by executive officers of Carey Asset Management Corp. who hold the same titles as officers of W. P. Carey & Co. LLC. The following tables set forth the compensation earned by and option information relating to Mr. Wm. Polk Carey and Mr. DuGan, W. P. Carey & Co. LLC's Co-Chief Executive Officers during 2003 and the three next highest paid executive officers who performed policy-making functions for W. P. Carey & Co. LLC during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                       ------------------------------
                                                                                           NUMBER OF
                                          ANNUAL COMPENSATION              VALUE OF        SECURITIES
                                     ------------------------------    RESTRICTED STOCK    UNDERLYING
                                     YEAR     SALARY       BONUS            AWARDS          OPTIONS
                                     ----    --------    ----------    ----------------    ----------
Wm. Polk Carey.....................  2003    $250,000    $1,000,000
  Chairman & Chief Executive         2002     250,000     1,000,000              --              --
  Officer                            2001     250,000       250,000              --         182,725
Gordon F. DuGan(1).................  2003     500,000     1,000,000              --         100,000
  President and Co-CEO               2002     237,500     1,237,500              --              --
                                     2001     200,000       793,600              --          75,000
Francis J. Carey...................  2003     250,000       300,000              --              --
  Vice Chairman and Former Chief     2002     212,500       300,000              --              --
  Executive Officer                  2001     250,000       165,000        $460,000              --
George E. Stoddard.................  2003     250,000       300,000              --              --
  Chief Investment Officer           2002     250,000       300,000              --              --
                                     2001     250,000       300,000         230,000              --
John J. Park(2)....................  2003     200,000       500,000         594,000          50,000
  Managing Director and Chief        2002     200,000       450,000              --              --
  Financial Officer                  2001     200,000       300,000          69,000          37,000

---------------
(1) In February 2004 the Compensation Committee approved a grant of 100,000 options in partial payment of 2003 compensation to Mr. DuGan, exercisable in years five to nine from the date of the grant.

(2) In February 2004 the Compensation Committee approved a grant of 20,000 restricted shares and 50,000 options in partial payment of 2003 compensation to Mr. Park. The options are exercisable in years seven and eight from the date of the grant.

                      OPTIONS GRANTED IN FISCAL YEAR 2003

     No options were granted to the five executive officers of the Company during 2003.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                          SHARES                    OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
                       ACQUIRED ON      VALUE      ----------------------------    ----------------------------
                       EXERCISE (#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                       ------------   ----------   -----------    -------------    -----------    -------------
Wm. Polk Carey.......                                160,908         171,817       $1,684,028      $1,529,064
Francis J. Carey.....                                313,500          50,000        3,822,020         613,000
Gordon F. DuGan......     49,845      $1,089,113      25,000          50,000          188,000         376,000
George E. Stoddard...                                 25,000               0          356,750               0
John J. Park.........     19,948      $  451,250      12,333          24,667           92,744         185,496

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                   WEIGHTED-
                                                               AVERAGE EXERCISE
                                        NUMBER OF SECURITIES       PRICE OF
                                         TO BE ISSUED UPON        OUTSTANDING        NUMBER OF SECURITIES
                                            EXERCISE OF            OPTIONS,         REMAINING AVAILABLE FOR
                                        OUTSTANDING OPTIONS,     WARRANTS AND        FUTURE ISSUANCE UNDER
PLAN CATEGORY                           WARRANTS AND RIGHTS         RIGHTS         EQUITY COMPENSATION PLANS
-------------                           --------------------   -----------------   -------------------------
Equity compensation plans approved by
  security holders....................       2,185,372              $22.16                 3,280,683

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised entirely of independent directors and is responsible for acting on behalf of the Board with respect to (i) general compensation and benefit practices of W. P. Carey & Co. LLC, (ii) reviewing and making recommendations to the Board of Directors of salaries and other compensation actions for Wm. Polk Carey, Francis J. Carey, George E. Stoddard, Gordon F. DuGan and John J. Park, and (iii) adopting, administering and approving or recommending the approval by the Board of Directors of awards under annual and long-term incentive compensation plans.

  Compensation Philosophy

     The Compensation Committee is committed to a compensation philosophy that rewards employees on the basis of W. P. Carey & Co. LLC's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives. W. P. Carey & Co. LLC's compensation program is designed to:

     - Attract, motivate, reward and retain highly qualified executives.

     - Align shareholder and employee interests.

     - Reward long-term career contributions to W. P. Carey & Co. LLC.

     - Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.

     - Provide fully competitive compensation opportunities consistent with performance.

     - Encourage teamwork.

     During 2003, the Compensation Committee conducted a review of W. P. Carey & Co. LLC's executive compensation programs, assessing the effectiveness of the programs and relative competitiveness versus identified companies of similar size and business characteristics to W. P. Carey & Co. LLC. This comparable group included companies from both the real estate investment trust and diversified financial marketplace representing the most direct competitors for executive talent.

  Key Elements of Compensation

     The key elements of W. P. Carey & Co. LLC's executive compensation program are base salary, employee benefits, annual bonus and long-term stock incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements is intended to reflect industry practices as well as the executive's role and relative impact on the business. The Compensation Committee believes that company performance should be measured on the basis of both quantitative and qualitative assessments. Quantitative measures include performance in areas such as growth in funds from operations (FFO), cash flow from operations, net operating income growth, operating margins, return on invested capital and market value. Qualitative measures include performance in the areas such as asset quality, asset management, risk management and tenant retention. These quantitative and qualitative measures are not formally weighted for purposes of determining salaries or incentive awards.

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option and restricted stock grants under the W. P. Carey & Co. LLC 1997 Listed Share Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation.

                                          Submitted by the Compensation
                                          Committee:

                                          Charles C. Townsend, Jr., Chairman
                                          Eberhard Faber, IV
                                          Reginald Winssinger

                             AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other W. P. Carey & Co. LLC filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent W. P. Carey & Co. LLC specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey & Co. LLC's fiscal 2003 audited financial statements.

     The audit functions of the Committee focus on the adequacy of W. P. Carey & Co. LLC's internal controls and financial reporting procedures, the performance of W. P. Carey & Co. LLC's internal audit functions and the independence and performance of W. P. Carey & Co. LLC's independent auditors, PricewaterhouseCoopers LLP. The Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey & Co. LLC's financial reporting. The Committee discusses these matters with appropriate internal financial personnel as well as independent auditors. W. P. Carey & Co. LLC has also engaged KPMG to manage its internal audit function. The Committee held four regularly scheduled quarterly meetings during 2003, and also met four additional times prior to each of W. P. Carey & Co. LLC's four earnings releases.

     Management has primary responsibility for W. P. Carey & Co. LLC's financial statements and the overall reporting process, including W. P. Carey & Co. LLC's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and discuss with the Committee any issues they believe should be raised with us. The Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent auditors.

     The Committee has reviewed and discussed the audited financial statements with the management of W. P. Carey & Co. LLC. The directors who serve on the Audit Committee are all "independent" as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. That is, the Board of Directors has determined that none of us has a relationship to W. P. Carey & Co. LLC that may interfere with our independence from W. P. Carey & Co. LLC and its management.

     The Committee has discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence from W. P. Carey & Co. LLC and, based on review and discussions of the audited financial statements of
W. P. Carey & Co. LLC with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board of Directors has adopted a formal written charter for the Audit Committee.

                                          Submitted by the Audit Committee:

                                          Nathaniel S. Coolidge, Chairman
                                          Eberhard Faber, IV
                                          Charles C. Townsend, Jr.
                                          Ralph F. Verni

FINANCIAL EXPERT

     The Board of Directors has determined that Ralph F. Verni, an independent director and member of the Audit Committee, is a "financial expert" as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended.

FEES BILLED BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL YEARS 2003 AND 2002

     The following table sets forth the approximate aggregate fees billed to W.
P. Carey & Co. LLC during fiscal years 2003 and 2002 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

                                                                 2003         2002
                                                              ----------   ----------
Audit Fees(1)...............................................  $  508,900   $  243,500
Audit Related Fees(2).......................................      53,200       40,000
Tax Fees(3).................................................   1,094,100      799,500
All Other Fees(4)...........................................          --           --
                                                              ----------   ----------
  Total Fees................................................  $1,656,200   $1,083,000

---------------

(1) AUDIT FEES: This category consists of fees for professional services rendered for the audit of W. P. Carey & Co. LLC's fiscal 2003 and 2002 financial statements included in the Annual Reports on Form 10-K, the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003 and 2002, and other audit services including certain statutory audits and SEC registration statement review and the related issuance of comfort letters and consents.

(2) AUDIT RELATED FEES: This category consists of audit related services performed by PricewaterhouseCoopers LLP and includes primarily accounting consultations in connection with transactions and the audit of the benefit plan.

(3) TAX FEES: This category consists of fees billed to W. P. Carey & Co. LLC by PricewaterhouseCoopers LLP for tax compliance and consultation services.

(4) ALL OTHER FEES: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2003 and 2002.

PRE-APPROVAL POLICIES

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2003, pre-approved non-audit services included all of those services described above for "Audit Related Fees" and "Tax Fees."

                 SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

SHAREHOLDER PROPOSALS

     The date by which shareholder proposals must be received by W. P. Carey & Co. LLC for inclusion in proxy materials relating to the 2005 Annual Meeting of Shareholders is December 15, 2004.

     In order to be considered at the 2005 Annual Meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in W. P. Carey & Co. LLC's By-Laws. The By-Laws provide that shareholders are required to give advance notice to W. P. Carey & Co. LLC of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey & Co. LLC. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they may appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of W. P. Carey & Co. LLC which are owned beneficially and of record by such shareholder and such beneficial owner.

     A copy of the Company's Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Secretary, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. These procedures apply to any matter that a shareholder wishes to raise at the 2005 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. ss.240.14a-8 of the rules and regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by W. P. Carey & Co. may confer discretionary authority to vote on such proposal.

COMMUNICATION WITH THE BOARD

     Shareholders who wish to send communications on any topic to the Board, the lead director or the independent directors as a group may do so by writing to the Lead Director, or if one is not in place, the Chairman of the Nomination and Corporate Governance Committee, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which the Corporate Secretary, Susan C. Hyde, monitors communications from shareholders and provides copies or summaries of such communications to the directors as she considers appropriate. Generally, communications are forwarded to all directors or to a specifically addressed director if they relate to important substantive matters and include suggestions or comments that Ms. Hyde considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. All communications will be retained, and member of the Board will have access to all communications if they so request. The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate.

                               PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative shareholder returns for
W. P. Carey & Co. LLC as compared with the S&P 500 Stock Index and the National Association of Real Estate Investment Trusts (NAREIT) Index.
(PERFORMANCE GRAPH)

                                                           WPC                       S&P 500                  NAREIT INDEX
                                                           ---                       -------                  ------------
01/01/98                                                    100                         100                         100
12/31/98                                                 106.71                      128.58                        82.5
12/31/99                                                 100.88                      155.62                       78.69
12/31/00                                                 119.21                      139.84                       99.43
12/31/01                                                 165.63                      122.75                      113.29
12/31/02                                                 189.54                       95.62                      117.61
12/31/03                                                 247.99                      123.05                      161.29

                             DIRECTOR INDEPENDENCE

     In March 2004, the Board of Directors adopted W. P. Carey & Co. LLC's Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the New York Stock Exchange. The Guidelines can be found in the "WPC Investor Relations" section of our website (www.wpcarey.com). A copy may also be obtained upon request from our Secretary.

     Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and W. P. Carey & Co. LLC and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. The Board also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     The New York Stock Exchange also requires that the board of directors determine whether a director is "independent" for purposes of the Exchange's Listing Standards. The Nominating and Corporate Governance Committee has asked each director to specify in writing the nature of any material relationships the director may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of "independence" under the Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the directors noted as "independent" in this proxy statement has a material relationship with W. P. Carey & Co. LLC that would preclude such director's independence.

     As a result of this review, the Board affirmatively determined that Messrs. Coolidge, Faber, Klein, Townsend, Verni, von Koller and Winssinger are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. Messrs. Wm. Carey, Francis Carey, DuGan and Stoddard are considered affiliated directors because of their relationship to or employment as senior executives of W. P. Carey & Co. LLC and its affiliates.

                                CODES OF ETHICS

     The Company's Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our principal executive officers and directors. The Board of Directors has also adopted a Code of Ethics for Chief Executive Officers and Senior Financial Officers, which contain additional standards for senior officers. Both of these codes are available on the Company's website (www.wpcarey.com) in the "WPC Investor Relations" section. We also intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our co-chief executive officers, principal financial officer and principal accounting officer) or to the Code of Ethics for Chief Executive Officers and Senior Financial Officers at this location on the website.

                              CERTAIN TRANSACTIONS

AMOUNTS PAID TO W. P. CAREY & CO. LLC FROM AFFILIATES

     In connection with the acquisition of the operations of Carey Management LLC in June 2000, the purchase agreement between the Company and Carey Management LLC provides for a total of up to 2,000,000 shares to be issued to senior members of Carey Management LLC over four years if certain performance criteria are achieved. During 2004, 500,000 shares were issued in connection with W. P. Carey & Co. LLC meeting the performance criteria for the applicable period ended during 2003. To date, 1,900,000 of the 2,000,000 possible shares have been earned and paid.

     W. P. Carey & Co. LLC earns fees as the Advisor to the five affiliated CPA(R) REITs. Under the advisory agreements with the CPA(R) REITs, W. P. Carey & Co. LLC performs services related to the day-to-day management of the CPA(R) REITs and transaction-related services. In addition, W. P. Carey & Co. LLC's broker-dealer subsidiary earns fees in connection with the on-going "best efforts" public offering of CPA(R):16 - Global. W. P. Carey & Co. LLC earns an asset management fee of 1/2 of 1% per annum of Average Invested Assets, as defined in the Agreements, for each CPA(R) REIT and, based upon certain performance criteria for each CPA(R) REIT, may be entitled to receive a performance fee of 1/2 of 1% of Average Invested Assets (for CPA(R):16 - Global,
W. P. Carey & Co. LLC earns no performance fee, but earns an asset management fee of 1% of Average Invested Assets, one-half of which is subject to certain performance criteria). W. P. Carey & Co. LLC is reimbursed for the cost of personnel provided for the administration of the CPA(R) REITs. For the twelve-month period ended December 31, 2003, asset-based fees and reimbursements earned were $53,103,035. For the twelve-month period ended December 31, 2003, W.
P. Carey & Co. LLC earned transaction fees of $34,956,905 in connection with structuring and negotiating real estate acquisitions and mortgage financing for the CPA(R) REITs.

LIVHO, INC. TRANSACTION

     In connection with the consolidation of the nine CPA(R) partnerships, W. P. Carey & Co. LLC obtained a hotel in Livonia, Michigan which was not subject to a lease. W. P. Carey & Co. LLC would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, W. P. Carey & Co. LLC leased the hotel to Livho Inc., a corporation wholly-owned by Francis J. Carey, its chairman, pursuant to a two-year lease. Livho Inc.'s rent for 2003 was $1,800,000. Livho, Inc.'s net loss for 2003 was approximately $242,000. Francis J. Carey, as sole shareholder, did not receive a dividend payment from Livho, as excess cash flow was applied to rental arrearages due to W. P. Carey & Co. LLC. It is not anticipated that Livho will pay any dividends until such rental arrearage, which totaled $1,344,000 as of December 31, 2003, is paid in full.

REGINALD WINSSINGER INVESTMENTS

     W. P. Carey & Co. LLC director Reginald Winssinger and members of his family are co-investors with W. P. Carey & Co. LLC in several of the Company's properties that are located in France. Specifically, Mr. Winssinger and/or his family members purchased, at the time of and on the same terms as the purchase of the properties by W. P. Carey & Co. LLC, (i) a 7.2% ownership interest in the properties leased to multiple tenants in Pantin, France for an original investment of $139,000, (ii) a 7.2% ownership interest in the property leased to Tellit Assurances for an original investment of $76,289, (iii) a 7.2% ownership interest in the property leased to Direction Regional Des Affaires Sanitaires et Sociales for an original investment of $39,552, (iv) a 5.8% ownership interest in the property leased to Societe de Traitements DSM Food Specialties for an original investment of $45,826 and (v) a 15% ownership interest in the properties leased to Bouyges Telecom SA for an original investment of $525,383. These properties were purchased between May 1998 and December 2001.

OTHER TRANSACTIONS

     W. P. Carey International LLC ("WPCI") is an investment banking firm that structures net lease transactions outside of the United States of America, France and the United Kingdom and is majority owned by W. P. Carey & Co. LLC. Prior to April 1, 2003, WPCI was 10% owned by W. P. Carey & Co. LLC and 90% owned by Wm. Polk Carey, Chairman of W. P. Carey & Co. LLC. Effective April 1, 2003, Mr. Carey withdrew as a member of WPCI, leaving W. P. Carey & Co. LLC as the remaining sole member. Upon his withdrawal, Mr. Carey received the return of his initial capital contribution in WPCI, 492,881 Listed Shares of W. P. Carey & Co. LLC plus dividends paid on those shares to WPCI of $1,472,482.16 since the date of the contribution. In July 2003, WPCI issued membership interests equal to 15% of WPCI in the aggregate to two officers of WPCI.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of its records and written representations, W. P. Carey & Co. LLC believes that during 2003, its officers and directors complied with the beneficial ownership reporting requirements of the Securities Exchange Act, except that each of Messrs. Townsend, Klein, Winssinger and Faber received 299 shares of W. P. Carey & Co. LLC on May 14, 2003 but, due to an administrative error, did not file their respective Form 4s in a timely fashion. A Form 4 disclosing these issuances was filed for each such director on June 23, 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From W. P. Carey & Co. LLC's inception, it has engaged the firm of PricewaterhouseCoopers LLP as its independent public accountants. It has selected PricewaterhouseCoopers LLP as auditors for 2004. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to questions.

                                    VOTE BY INTERNET-WWW.PROXYVOTE.COM

MELLON INVESTORS SERVICES          Use the Internet to transmit your voting
85 CHALLENGER ROAD                 instructions and for electronic delivery of
RIDGEFIELD, NJ 07663               information up until 11:59 P.M. Eastern Time
                                   the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                    VOTE BY PHONE - 1-800-690-6903

                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                    VOTE BY MAIL

                                    Mark, sign and date your proxy card and
                                    return it in the postage-paid envelope we've provided or return to W. P. Carey & Co. LLC, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                         WPCRY1             KEEP THIS PORTION FOR  YOUR  RECORDS
--------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY


              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W. P. CAREY & CO. LLC

Vote on Directors

1. To elect three Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

            Nominee: 01) Gordon F. DuGan,
                     02) Ralph F. Verni
                     03) Reginald Winssinger


To transact such other business as may properly come before the meeting.




For comments, please check this box and write the changes on the back where
indicated                                                                 [ ]


                                                      YES          NO

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HOUSEHOLDING ELECTION - Please indicate if
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---------------------------------                     --------------------------
Signature [Joint Owners]                              Date

                              W. P. CAREY & CO. LLC

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 2004

The shareholder(s) hereby appoint(s) John J. Park and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all listed shares of
W. P Carey & Co. LLC that the shareholder(s) is/are entitled to vote at the 2004 Annual Meeting of Shareholders of W. P. Carey & Co. LLC to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on Thursday, June 10, 2004 at 10:30 a.m., and any adjournment or postponement thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                 REPLY ENVELOPE

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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE